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                                                                EXHIBIT 99.1





OXFORD INDUSTRIES, INC. PRESS RELEASE

222 PIEDMONT AVENUE, N.E. - ATLANTA, GEORGIA 30308

Contact:      J. Reese Lanier, Jr.
Telephone:    (404) 653-1446
Fax:          (404) 653-1545
E-Mail:       rlanier@oxfordinc.com


                                                      FOR IMMEDIATE RELEASE
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                                                      May 1, 2006

         OXFORD INDUSTRIES ANNOUNCES AGREEMENT TO SELL WOMENSWEAR GROUP

ATLANTA, GA. - Oxford Industries, Inc. (NYSE:OXM) announced today that it has signed a definitive agreement to sell its Womenswear Group to a division of Hong Kong-based Li & Fung Group. The all cash transaction includes the sale of substantially all of the assets and certain liabilities of Oxford's Womenswear Group except for accounts receivable and in-transit inventories. The sale is subject to customary closing conditions and is expected to close on or about the end of the Company's fiscal fourth quarter which ends on June 2, 2006.

"Our Womenswear Group has made a significant contribution to our success over the years and the decision to pursue its sale has been very difficult. However, we believe this divestiture is an important step in the ongoing strategic repositioning of our company," commented J. Hicks Lanier, Chairman and Chief Executive Officer of Oxford Industries, Inc. "This transaction will result in a significant improvement in our balance sheet and enable us to continue to invest in the growth of our key consumer lifestyle brands as well as to pursue the acquisition of similar businesses."

Total cash consideration at closing is projected to be approximately $37 million which equates to a projected net asset value of $12 million plus a $25 million premium over the book value of assets conveyed. After closing, retained accounts receivable will be collected by Oxford, in-transit inventories will be sold by Oxford upon delivery to Li & Fung and retained liabilities, employee bonuses, transaction expenses and taxes on the gain will be paid by Oxford, all which is currently expected to net additional cash proceeds of approximately $30 million. This will result in anticipated total after tax cash proceeds of approximately $67 million. The net cash proceeds plus the elimination of trade letters of credit associated with the womenswear business will increase the Company's available borrowing capacity by approximately $110 million, subject to the terms of its existing credit agreement.

The Company will hold a conference call with executive management to discuss the transaction at 8:30 a.m. ET, Tuesday, May 2, 2006. A live webcast of the conference call will be available on the Company's Web site at www.oxfordinc.com. Please visit the Web site at least 15 minutes before the call to register for the teleconference webcast and download any necessary software.

A replay of the call will be available through May 9, 2006. To access the telephone replay, participants should dial (719) 457-0820. The access code for the replay is 8428078. A replay of the webcast will also be available following the conference call on Oxford Industries' corporate web site.


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Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford's brands include Tommy Bahama(R), Indigo Palms(R), Island Soft(R), Ben Sherman(R), Arnold Brant(R), Ely & Walker(R) and Oxford Golf(R). The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger(R), Nautica(R), Geoffrey Beene(R), Slates(R), Dockers(R) and Oscar de la Renta(R) labels. Oxford's wholesale customers are found in every major channel of distribution including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.

Oxford's stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our web site at www.oxfordinc.com.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements about future events. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation or regulatory actions, competitive conditions, general economic conditions and expected synergies in connection with acquisitions and joint ventures. Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. These beliefs and assumptions could prove inaccurate. Forward-looking statements involve risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Many of these risks and uncertainties are beyond our ability to control or predict.

Such risks and uncertainties include, but are not limited to: (1) general economic cycles; (2) competitive conditions in our industry; (3) price deflation in the worldwide apparel industry; (4) our ability to identify and respond to rapidly changing fashion trends and to offer innovative and distinctive products; (5) changes in trade quotas or other trade regulations; (6) our ability to continue to finance our working capital and growth on acceptable terms; (7) unseasonable weather or natural disasters; (8) the price and availability of raw materials and finished goods; (9) the impact of rising energy costs on our costs and consumer spending; (10) our dependence on and relationships with key customers; (11) consolidation among our customer base;
(12) the ability of our third party producers to deliver quality products in a timely manner; (13) potential disruptions in the operation of our distribution facilities; (14) any disruption or failure of our computer systems or data networks; (15) the integration of our acquired businesses; (16) our ability to successfully implement our growth plans, including growth by acquisition; (17) unforeseen liabilities associated with our acquisitions and dispositions; (18) unforeseen costs associated with entry into and exit from certain lines of business; (19) economic and political conditions in the foreign countries in which we operate or source our products; (20) increased competition from direct sourcing; (21) our ability to maintain our licenses; (22) our ability to protect and exploit our intellectual property and prevent our trademarks, service marks and goodwill from being harmed by competitors' products; (23) our reliance on key management and our ability to develop effective succession plans; (24) our ability to develop and maintain an effective organization structure; (25) risks associated with changes in global currency exchange rates; (26) changes in interest rates on our variable rate debt; (27) the impact of labor disputes, wars or acts of terrorism on our business; (28) the effectiveness of our internal controls and disclosure controls related to financial reporting; (29) our ability to maintain current pricing on our products given competitive or other factors; and (30) our ability to expand our retail operations.

You are cautioned not to place undue reliance on forward-looking statements, which are current as of the date of this press release. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Other risks or uncertainties may be detailed from time to time in our future Securities and Exchange Commission filings.


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